IART-2025.12.31-EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-231709, 333-221210, 333-216212, 333-170210, 333-155263, 333-127488, 333-109042, 333-261744, 333-266353, 333-282990, and 333-289145) of Integra LifeSciences Holdings Corporation of our report dated February 26, 2026 , relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 26, 2026